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                                                               EXHIBIT 5.1


                         [Letterhead of Bryan Cave]



August 26, 2002


Board of Directors
Applied Digital Solutions, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida  33480


Ladies and Gentlemen:

We have acted as special counsel to Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement"), filed by the Company on August 23, 2002 with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 9,212,512 shares of the Company's common stock, $.001 par value per share.

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Articles of Incorporation and By-laws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, it is our opinion that the 9,212,512 shares of common stock of the Company covered by the Registration Statement have been duly authorized and, when issued, will be fully paid and non-assessable shares of common stock of the Company.

This opinion is not rendered with respect to any laws other than the laws of the State of Missouri and the Federal law of the United States. We hereby consent to the reference to us in the Prospectus forming a part of the Registration Statement and to the inclusion of this legal opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,


/s/ Bryan Cave LLP